                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Smithfield Foods, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                            SMITHFIELD FOODS, INC.

                               ----------------

                   Notice of Annual Meeting of Shareholders

                          To Be Held August 29, 2001

  As a shareholder of SMITHFIELD FOODS, INC., a Virginia corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Shareholders of the Company to be held at the Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, at 2:00 p.m., local time, on August 29, 2001, for the following purposes:

    1. To elect three directors to three-year terms;

    2. To approve an amendment to the Company's Articles of Incorporation that would increase the authorized shares of Common Stock from 100,000,000 to 200,000,000;

    3. To approve the Performance Award component of the Smithfield Foods, Inc. 1998 Stock Incentive Plan, as amended;

    4. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending April 28, 2002; and

    5. To transact such other business as may properly come before the meet-ing or any continuation or adjournment thereof.

  Only shareholders of record at the close of business on July 12, 2001 will be entitled to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

  We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

  Your attention is directed to the attached Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Michael H. Cole


                                          Michael H. Cole
                                          Secretary

Smithfield, Virginia
July 30, 2001

                            SMITHFIELD FOODS, INC.
                               EXECUTIVE OFFICES
                              200 COMMERCE STREET
                          SMITHFIELD, VIRGINIA 23430

                               ----------------

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD AUGUST 29, 2001

  The Annual Meeting of Shareholders of SMITHFIELD FOODS, INC., a Virginia corporation (the "Company"), will be held on August 29, 2001, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Share-holders accompanying this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Di-rectors of the Company in connection with such meeting and any continuation or adjournment thereof.

  The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies in person or by telephone at no additional compensation. The Company will also ask record holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost to the Company of $7,500 plus expenses.

  Any proxy given pursuant to this solicitation may be revoked by the filing with and receipt by the Secretary of the Company of a written revocation or duly executed proxy bearing a later date and does not preclude the shareholder from voting in person at the Annual Meeting if he or she so desires. The per-sons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If a shareholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF EACH OF THE NAMED NOMINEES FOR DIREC-TOR AND FOR EACH OF THE OTHER PROPOSALS LISTED ON THE PROXY CARD. If neces-sary, and unless the shares represented by the proxy are voted against the proposals herein, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve any matters being considered at the Annual Meeting.

  This Proxy Statement and the enclosed form of proxy are first being sent to the shareholders on or about July 30, 2001.

                               VOTING SECURITIES

  On July 12, 2001, the record date for determining shareholders entitled to vote at the meeting, 51,746,035 shares of Common Stock and one Series B Spe-cial Voting Preferred Share, par value $1.00 (the "Series B Share"), were out-standing and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote; the Series B Share entitles the holder thereof to 338,203 votes, as described further below; the total number of votes that shareholders may cast at the meeting is therefore 52,084,238. The holders of Common Stock and the holder of the Series B Share will vote together as a single group at the meeting. All voting rights are non-cumulative, so that holders of shares representing a majority of the votes cast at the Annual Meeting can elect all of the directors.

  The Series B Share is held by CIBC Mellon Trust Company, as trustee (the "Trustee"). The aggregate number of votes entitled to be cast by the Trustee is equal to the number of Exchangeable Shares of Smithfield Canada Limited, a Canadian subsidiary of the Company, issued and outstanding on the record date (excluding any Exchangeable Shares held by the Company or its subsidiaries). As of the record date, there were 338,203 Exchangeable Shares issued and out-standing. The Exchangeable Shares were issued in exchange for shares of Schneider Corporation during the 1999 fiscal year and are exchangeable at any time by the holders thereof for shares of the Company's Common Stock on a one-for-one basis. Each holder of Exchangeable Shares is entitled to instruct the Trustee to cast, in the manner instructed, one vote for each Exchangeable Share held of record by such holder on the record date. To the extent no in-structions are received from a holder of Exchangeable Shares, the Trustee will not exercise the voting rights relating to such holder's Exchangeable Shares. Holders of Exchangeable Shares will receive from the Trustee these proxy mate-rials and directions as to the manner in which instructions may be given to the Trustee with respect to the voting of the Series B Share (or alternative-ly, for the granting of proxies to such holders or their designees to exercise the voting rights relating to such holders' Exchangeable Shares).

  A majority of the total votes entitled to be cast on matters to be consid-ered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum pur-poses and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the An-nual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at such meeting.

  The election of each nominee for director requires the affirmative vote of the holders of shares representing a plurality of the votes cast in the elec-tion of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The proposal to amend the Company's Articles of Incorporation re-quires the affirmative vote of the holders of a majority of the total votes entitled to be cast. Votes that are withheld and Broker Shares that are not voted on this proposal will count as votes against such proposal. Actions on all other matters to come before the meeting will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome on such matters.

                            PRINCIPAL SHAREHOLDERS

  The only persons known by the Company to beneficially own more than five percent of the Company's Common Stock as of July 12, 2001, are as follows:

                                  (Amount and Nature of
                               Beneficial Ownership Number
                                     of Shares) (1)
                              -----------------------------------
Name and Address of                                                  Percent of
Beneficial Owner               Direct        Other        Total       Class (2)
-------------------           ---------    ---------    ---------    ----------
Joseph W. Luter, III
 Smithfield Foods, Inc.
 200 Commerce Street
  Smithfield, VA 23430....... 2,918,943      200,000(3) 3,118,943(3)     5.9%

Wendell H. Murphy, certain
 family members
 and a related entity (4)
 P.O. Box 280
 Rose Hill, NC 28458......... 8,667,506(4) 1,123,000(4) 9,790,506(4)    18.8%

--------
  (1) Pursuant to current regulations of the Securities and Exchange Commis-sion ("SEC"), securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares the power to vote ("voting power") or the power to dispose of ("dispositive power") the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial owner-ship within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Shares of Common Stock listed under the "Direct" column are those which are owned and held as out-standing shares and over which such person, except as noted below, has sole voting power and sole dispositive power. Shares shown under the "Other" column are those subject to other forms of deemed "beneficial ownership" pursuant to the aforesaid regulations, as described in the indicated footnotes.

  (2) The Series B Share has voting and other rights substantially equivalent to 338,203 shares of Common Stock. See "Voting Securities" above. The percent-ages shown in this table have been calculated as if these 338,203 equivalent common shares were outstanding and part of the class of Common Stock. None of the persons listed in the table owns any Exchangeable Shares which would enti-tle him or her to direct the voting of the Series B Share.

  (3) Includes 200,000 shares that Mr. Luter has the right to acquire pursuant to the exercise of presently exercisable stock options.

  (4) In connection with the Company's purchase of Murphy Farms, Inc. and cer-tain affiliated corporations (collectively "MFI") in January 2000, Wendell H. Murphy, a director, and certain family members listed below (collectively the "Murphy Family Members") entered into a shareholders agreement with the Com-pany pursuant to which the Murphy Family Members agreed to certain restric-tions relating to, among other things, the voting and disposition of their shares of Common Stock. See "Other Transactions." For purposes of the report-ing requirements of the Securities Exchange Act of 1934, these arrangements may cause the Murphy Family Members to be deemed to constitute a group; how-ever each of the Murphy Family Members expressly disclaims the existence of such a group. As of June 30, 2001, Wendell H. Murphy holds 2,644,866 shares directly and 283,575 shares indirectly; Harry D. Murphy holds 1,462,422 shares directly and 160,815 shares indirectly; Joyce M. Norman holds 900,492 shares directly and 102,562 shares indirectly; Wendell H. Murphy, Jr. holds 1,716,338 shares directly and 195,483 shares indirectly; Wendy Murphy Crumpler holds 504,137 shares directly and 57,419 shares indirectly; Stratton K. Murphy holds 581,088 shares directly and 84,295 shares indirectly; Marc D. Murphy holds 581,088 shares directly and 84,295 shares indirectly; and Angela Brown holds 277,075 shares directly and 31,556 shares indirectly. The indirect ownership of the Murphy Family Members reflects their respective interests in l,000,000 shares held in escrow in connection with the Company's purchase of MFI. The Murphy Family Members are entitled to receive the shares held in escrow but they do not currently have voting power or dis-positive power over such shares. The Shares shown under the "Other" column also include 123,000 shares owned by a limited liability company, Murfam En-terprises, LLC, of which the Murphy Family Members are the sole members and may therefore be deemed to share voting power and dispositive power with re-spect to such shares. The amounts shown in the table do not include an addi-tional number of shares (currently estimated at 223,436) that the Murphy Fam-ily Members are expected to become entitled to receive from the Company as the result of a post-closing purchase price adjustment in connection with the pur-chase of MFI.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Board of Directors presently consists of 8 directors, who are divided into three classes with staggered terms. The terms of Ray A. Goldberg and Melvin O. Wright as directors of the Company will expire at the time of the annual meeting of shareholders. In addition, the Board of Directors has recently voted to increase the number of members of the Board from 8 to 9. The Company recommends the re-election of Messrs. Wright and Goldberg and the election of John Schwieters to three-year terms.

  Although all the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

  Information, including their business experience for the past five years, about the nominees for election as directors and about other directors of the Company whose terms of office do not expire this year appears below.

NOMINEES FOR ELECTION TO THREE-YEAR TERMS

Name--Age--Principal Occupation--Other Information              Director Since
--------------------------------------------------              --------------
Ray A. Goldberg (74)                                                 1999
  Moffett Professor of Agriculture and Business, Emeritus,
  Harvard Business School; Director, RDO Farm Equipment Co.

John Schwieters (61)                                                  --
  Vice Chairman of Perseus L.L.C., a merchant bank and private equity fund management company; formerly Managing Partner,
  Mid-Atlantic Region, Arthur Andersen LLP from 1989 to 2000;
  Director, Manor Care, Inc.

Melvin O. Wright (72)                                                2000
  Advisor to PrimeCorp Finance, a Paris merchant bank; Prior to
  1992 a Senior Vice President and Director of Dean Witter
  Reynolds (now Morgan Stanley Dean Witter)

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Name--Age--Principal Occupation--Other Information               Director Since
--------------------------------------------------               --------------
Joseph W. Luter, III (62)                                             1975
  Chairman of the Board, President and Chief Executive Officer
  of the Company since June 2000 and prior to 1995; Chairman of the Board and Chief Executive Officer of the Company between
  May 1995 and June 2000

Robert L. Burrus, Jr. (66)                                            1996
  Partner in the law firm of McGuireWoods LLP, Richmond,
  Virginia; Director, CSX Corporation, Concepts Direct, Inc. and
  S&K Famous Brands, Inc.

Carol T. Crawford (58)                                                2000
  Distinguished Visiting Professor of Law at George Mason
  University School of Law from January 2000 until June 2001;
  formerly Commissioner of the U.S. International Trade
  Commission from 1991 until 2000 and Assistant Attorney General of the United States from 1989 until 1990

George E. Hamilton, Jr. (85)                                          1970
  Retired; President and Chief Operating Officer of The
  Smithfield Packing Company, Incorporated, a wholly-owned
  subsidiary of the Company, prior to June 1994

Wendell H. Murphy (62)                                                2000
  Private Investor; formerly Chairman of the Board and Chief
  Executive Officer of Murphy Farms, Inc., Rose Hill, North
  Carolina, a hog producer, prior to the Company's purchase of such business in January, 2000

William H. Prestage (66)                                              1994
  Chairman of the Board, President and Chief Executive Officer
  of Prestage Farms, Inc., Clinton, North Carolina, a hog and
  turkey producer

  No family relationship exists between any of the nominees for election as directors of the Company.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors, execu-tive officers and persons who own more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports fur-nished to the Company and written representations that no other reports were required to be filed during the fiscal year ended April 29, 2001, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been com-plied with.

          COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

  The following information with respect to beneficial ownership, as of July 12, 2001, of shares of Common Stock is furnished with respect to (i) each di-rector and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table appearing on page 7 of this Proxy Statement, and (iii) all current directors and executive officers as a group, together with their respective percentages:

                                     Amount and Nature of
                                Beneficial Ownership Number of
                                          Shares (1)
                                ---------------------------------    Percent of
Name                             Direct     Other        Total        Class (2)
----                            --------- ---------    ----------    ----------
Robert L. Burrus, Jr...........     2,000       --          2,000          *
Carol T. Crawford..............     7,000    25,600(3)     32,600(3)       *
Jerry H. Godwin................       --        --            --           *
Ray A. Goldberg................       500       --            500          *
George E. Hamilton, Jr.........   137,100       --        137,100          *
Lewis R. Little................    15,000    85,000(4)    100,000(4)       *
Joseph W. Luter, III........... 2,918,943   200,000(5)  3,118,943(5)     6.0%
Wendell H. Murphy.............. 2,644,866 7,145,640(6)  9,790,506(6)    18.8%
C. Larry Pope..................    80,000    71,000(7)    151,000(7)       *
Richard J.M. Poulson...........       --        --            --           *
William H. Prestage............       800   120,000(8)    120,800(8)       *
John Schwieters................     2,000       --          2,000          *
Melvin O. Wright...............    10,000       --         10,000          *
All current directors and
 executive officers as a group
 (13 persons).................. 5,828,659 7,647,240(9) 13,475,899(9)    25.9%

--------
  *Less than 1% of class

  (1) Pursuant to current regulations of the Securities and Exchange Commis-sion, securities must be listed as "beneficially owned" by a person who di-rectly or indirectly has or shares voting power or dispositive power with re-spect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Shares of Common Stock listed under the "Direct" column are those which are owned and held as outstanding shares and over which such person, ex-cept as noted below, has sole voting power and sole dispositive power. Shares shown under the "Other" column include other forms of "beneficial ownership" pursuant to the aforesaid regulations, as described in the indicated foot-notes.

  (2) The Series B Share has voting and other rights substantially equivalent to 338,203 shares of Common Stock. See "Voting Securities" above. The percent-ages shown in this table have been calculated as if these 338,203 equivalent common shares were outstanding and part of the class of Common Stock. None of the persons listed in the table owns any Exchangeable Shares that would enti-tle him to direct the voting of the Series B Share.

  (3) Includes 24,600 shares owned by defined benefit plans of which Mrs. Crawford is a co-trustee, and 1,000 shares held by a partnership in which Mrs. Crawford's husband is a Partner. Mrs. Crawford disclaims beneficial ownership of all 25,600 shares.

  (4) Includes 85,000 shares subject to presently exercisable stock options.

  (5) Includes 200,000 shares subject to presently exercisable stock options.

  (6) Includes (a) 6,022,640 shares held directly by Murphy Family Members other than Mr. Murphy, (b) l,000,000 shares held in escrow that the Murphy Family Members are entitled to receive but as to which they do not currently have voting power or dispositive power and (c) 123,000 shares held by a lim-ited liability company of which the Murphy Family Members are the sole members and may be deemed to share voting power and dispositive power with respect to such shares. Mr. Murphy disclaims beneficial ownership of the shares held di-rectly by the other Murphy Family Members and all but 283,575 of the shares held in escrow. Excludes additional shares (currently estimated at 223,436) that the Murphy Family Members are expected to become entitled to receive from the Company as the result of a post-closing purchase price adjustment. See footnote (4) to the table of principal shareholders on p. 3.

  (7) Includes 1,000 shares owned by Mr. Pope's son with respect to which Mr. Pope disclaims beneficial ownership. Also includes 70,000 shares subject to presently exercisable stock options.

  (8) Reflects 120,000 shares owned by Prestage Farms, Inc., of which Mr. Prestage is an officer, director and the principal shareholder. Prestage Farms, Inc. has sole voting power and sole dispositive power with respect to such shares.

  (9) Includes 355,000 shares subject to presently exercisable stock options.

                       BOARD OF DIRECTORS AND COMMITTEES

  The Company has an Executive Committee, an Audit Committee and a Compensa-tion Committee of the Board of Directors. The Company does not have a Nominat-ing Committee.

  The Executive Committee is composed of Messrs. Luter and Burrus and, with certain limitations, exercises the power of the Board of Directors between Board meetings. The Executive Committee held no meetings in fiscal 2001.

  The Audit Committee is composed of Messrs. Burrus, Goldberg and Wright. The principal functions of the Audit Committee are the recommendation to the Board of Directors of a firm to be engaged by the Company as its independent public accountants, reviewing with the independent public accountants the scope and results of their audits, reviewing with the independent public accountants and management the Company's accounting and reporting principles, policies and practices, and reviewing the adequacy of the Company's accounting and finan-cial controls. The committee held four meetings in fiscal 2001.

  The Compensation Committee is composed of Ms. Crawford and Messrs. Burrus and Goldberg. The principal functions of the Compensation Committee are to es-tablish overall compensation policies for the Company, to review recommenda-tions submitted to it by the Company's management with respect to the compen-sation of the officers of the Company and its subsidiaries and the directors of the Company, and to make such recommendations to the Board of Directors of the Company as its review indicates. The committee held two meetings in fiscal 2001.

  The Board of Directors held six meetings during fiscal 2001. All directors attended 75% or more of these meetings, including regularly scheduled and spe-cial meetings, and the meetings of all committees of the Board on which they served that were held in the past fiscal year during the periods in which they were directors or served on such committees.

  Directors who are not employees of the Company or any of its subsidiaries receive an annual retainer of $20,000, $6,000 for each board meeting attended, $1,500 for each committee meeting attended if the committee meeting was not held in connection with, or on the same day as, a board meeting, and $1,000 for each telephonic board meeting, plus reimbursement of travel expenses in-curred in connection with such attendance.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors is composed of three directors and operates under a written charter (Exhibit A), adopted by the Board of Di-rectors, in accordance with applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. Each of the members of the Audit Committee is independent, as defined by the New York Stock Exchange.

  Management is responsible for the Company's internal controls and the finan-cial reporting process. The independent auditors are responsible for perform-ing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's primary responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors.

  In this context, the Audit Committee has reviewed and discussed the Company's financial statements with both management and the independent audi-tors. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the Audit Committee the written disclosures required by Indepen-dence Standards Board Standard No. 1 (Independence Discussions with Audit Com-mittees), and the Audit Committee discussed with the independent auditors their independence.

  Based on the foregoing, the Audit Committee recommended to the Board of Di-rectors that the audited financial statements be included in the Company's An-nual Report on Form 10-K for the fiscal year ended April 29, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recom-mended that Arthur Andersen LLP be retained as the Company's independent audi-tors for the fiscal year ending April 28, 2002.

                                          Audit Committee
                                          Melvin O. Wright, Chairman
                                          Robert L. Burrus, Jr.
                                          Ray A. Goldberg

                            EXECUTIVE COMPENSATION

  The table below sets forth, for the fiscal years ended April 29, 2001, April 30, 2000, and May 2, 1999 the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who on April 29, 2001, were the Company's Chief Executive Officer and the next four most highly compensated executive officers (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                                           Compensation
                                                              Awards
                                                          --------------
                                Annual Compensation (1)     Securities
Name and Principal       Fiscal -------------------------   Underlying       All Other
Position                  Year   Salary ($)   Bonus ($)   Options/SARS(#) Compensation($)
------------------       ------ ------------ ------------ --------------  ---------------
Joseph W. Luter, III....  2001      850,000     7,300,466    300,000          464,064(2)
 Chairman of the Board,   2000      620,000     2,528,316        --           522,896
 President and Chief
  Executive               1999      623,975     3,211,761        --           274,771
 Officer of the Company

Lewis R. Little.........  2001      620,000     1,099,055        --               --
 President and Chief      2000      620,000       809,638        --               --
 Operating Officer of     1999      623,975     2,736,761     60,000              --
 The Smithfield Packing
  Company, Incorporated

C. Larry Pope...........  2001      500,000       900,000     30,000              --
 Vice President and       2000      350,000       550,000        --               --
 Chief Financial Officer  1999      301,923       400,000        --               --

Richard J.M. Poulson....  2001      450,000       850,000     50,000              --
 Vice President and       2000      400,000       500,000        --               --
 Senior Advisor to the    1999      348,718       250,000        --               --
 Chairman

Jerry H. Godwin.........  2001      642,000       600,000     75,000              --
 President of             2000      700,000       100,000        --               --
 Murphy-Brown LLC         1999          --            --         --               --

--------
  (1) While the Named Executive Officers received perquisites or other per-sonal benefits in the years shown, in accordance with SEC regulations, the value of these benefits is not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

  (2) Reflects the economic benefit to Mr. Luter of the portion of the premi-ums paid by the Company under a split dollar life insurance agreement between the Company and an irrevocable trust established by Mr. Luter. This arrange-ment is designed so that if certain assumptions made as to investment perfor-mance, continuation of the agreement and other factors are realized, the Com-pany will fully recover all such premiums upon the earlier of Mr. Luter's death or the termination of the agreement. However, the arrangement includes a compensatory element attributable to the Company's costs for advancing the premiums. The benefit for fiscal 2001 was determined by calculating the time value of money (using the applicable short term federal funds rate) of the premiums paid by the Company through April 29, 2001 for the period commencing on the later of the date the premiums were paid and May 1, 2000 until April 29, 2001. Under the terms of the agreement, the Company may terminate the agreement and request a refund of the premiums paid at any time upon giving written notice to the trust. The Company has been granted a security interest in the cash surrender value and death benefits of the life insurance policies equal to the sum of all premiums paid by the Company.

  The following table sets forth additional information concerning individual grants of stock options made under the 1998 Stock Incentive Plan during the last completed fiscal year to any of the Named Executive Officers:

                       Option Grants In Last Fiscal Year

                                                                          Potential
                                                                     Realizable Value at
                                                                        Assumed Annual
                                                                     Rates of Stock Price
                                                                         Appreciation
                                     Individual Grants               for Option Term (1)
                         ------------------------------------------ ----------------------
                                        % of
                                       Total
                                      Options
                                     Granted to Exercise
                           Options   Employees  or Base
                         Granted (2) in Fiscal   Price   Expiration     5%         10%
Name                         (#)        Year     ($/Sh)     Date       ($)         ($)
----                     ----------- ---------- -------- ---------- ---------- -----------
Joseph W. Luter, III....   300,000     42.67%   $ 26.44    6/6/10   $4,988,392 $12,641,565
C. Larry Pope...........    30,000      4.17%   $ 26.44    6/6/10   $  498,839 $ 1,264,156
Richard J.M. Poulson....    50,000      6.94%   $ 26.44    6/6/10   $  831,399 $ 2,106,928
Jerry H. Godwin.........    75,000     10.42%   $ 26.44    6/6/10   $1,247,098 $ 3,160,391

--------
  (1) The potential realizable values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, re-spectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an exec-utive will be at or near the value estimated in the table.

  (2) The options awarded to Messrs. Luter, Pope, Poulson and Godwin were granted on June 6, 2000, and will become exercisable on the earlier of the fifth anniversary of the grant date or the participant's 65th birthday. The options were granted with an exercise price equal to the market price of the Company's Common Stock on the grant date.

  The table below sets forth information with respect to option exercises dur-ing fiscal 2001 and the number and value of options held at April 29, 2001 by each of the Named Executive Officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END UNEXERCISED OPTION VALUES

          (A)                  (B)            (C)               (D)                     (E)
                                                                                   Value (1) of
                                                       Number of Securities         Unexercised
                                                      Underlying Unexercised      In-The-Money (2)
                                                          Options/SARS at       Options/SARS at FY
                         Shares Acquired    Value     FY End (#) Exercisable/  End ($) Exercisable/
Name                     on Exercise (#) Realized ($)      Unexercisable           Unexercisable
----                     --------------- ------------ ----------------------- -----------------------
Joseph W. Luter, III....        --               --      200,000 / 300,000    $5,007,700 / $3,039,000
Lewis R. Little.........     55,000       $1,105,650       75,000 / 70,000    $1,877,888 / $1,407,070
C. Larry Pope...........        --               --        70,000 / 30,000      $1,752,695 / $303,900
Richard J.M. Poulson....        --               --               0/50,000              -- / $506,500
Jerry H. Godwin.........        --               --               0/75,000              -- / $759,750

--------
  (1) The dollar values referred to in column (E) are calculated by determin-ing the difference between the fair market value of the securities underlying the options and the exercise price of the options at fiscal year-end. In each case, fair market value has been based on the last sales price of the Common Stock as reported by the New York Stock Exchange on the relevant date.

  (2) Options are in-the-money if the fair market value of the underlying se-curities exceeds the exercise price of the option.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

  The Compensation Committee of the Board of Directors is composed of three directors, none of whom has been or is an officer or employee of the Company. The Compensation Committee's primary responsibility is to develop and oversee the implementation of the Company's philosophy with respect to the compensa-tion of key employees. The Compensation Committee has the overall responsibil-ity for designing, approving, and evaluating the Company's executive compensa-tion plans, policies, and programs on behalf of the Board of Directors. The Compensation Committee reports to the full Board of Directors on all matters within the committee's responsibilities.

  The Compensation Committee believes that corporate performance and, in turn, shareholder value are enhanced by an alignment between the financial interests of shareholders and those of the Company's employees, including its senior managers. Accordingly, the Compensation Committee and the Company adhere to the concept of pay-for-performance. The Company relies on incentive compensa-tion programs to motivate employees. These programs are variable and closely tied to corporate, business unit and/or individual performance. Under these programs, a major portion of executive compensation is based on the Company's performance in a manner that supports building shareholder value. The Company also encourages executives to hold significant interests in the Company's Com-mon Stock and the compensation programs of the Company are designed in part to promote that objective.

  It is generally the Compensation Committee's policy that performance-based components of the Company's compensation program be deductible for federal in-come tax purposes.

Components of the Compensation Program

  Senior management compensation at the Company includes two components: first, a base salary, and second, short- and long-term incentive compensation programs. The incentive compensation programs, both cash and non-cash, are tied to the financial performance of the Company or certain of its subsidiar-ies.

  The relative levels of base salary for executive officers are designed to reflect each executive officer's scope of responsibility and accountability within the Company. Base salaries are generally established at the minimum levels believed to be necessary to attract and retain an effective management team when considered in combination with the performance-based components of the program. Except in the case of the Chief Executive Officer (discussed be-low) and certain other persons who assumed significant new responsibilities, the base salaries of the Company's executive officers remained basically un-changed for fiscal 2001 as compared to the previous year.

  A cash bonus is the principal short-term incentive. Bonus awards for most executive officers are calculated pursuant to formulas based on pre-tax in-come, either on a consolidated basis or for a particular subsidiary, as the Committee finds most appropriate, and may be subject to adjustment based on the officer's individual performance. Bonus awards for the remaining executive officers are based primarily on individual performance, as evaluated by the Chief Executive Officer and reviewed by the Committee, with consideration given to the Company's financial performance measured princi-pally in terms of its pre-tax income. Consistent with the Company's policy that a substantial portion of executive compensation be "at risk," bonus awards for executive officers in recent years have ranged from 41% to 90% of an executive officer's total cash compensation depending on Company, relevant subsidiary and individual performance. Bonus awards for fiscal 2001 averaged approximately 75% of the total cash compensation paid to all executive offi-cers as compared to 68% in fiscal 2000 and 69% in fiscal 1999.

  Long-term incentives are provided by stock options, awarded from time to time, whose ultimate value to the employee is tied to the market price of the Company's Common Stock. The Company's stock option program ties the employee's economic interests directly to those of the shareholders. In evaluating man-agement's recommendations for the recipients and size of stock option awards, the Committee considers the level of incentive already provided by the size and status of prior grants as well as a subjective evaluation of the employ-ee's potential contribution to the Company's future success. During fiscal 2001, 26 eligible employees (including five executive officers) were awarded stock options to acquire a total of 715,000 shares of Common Stock.

CEO Compensation

  The Compensation Committee determined the compensation of Joseph W. Luter, III, Chairman of the Board, President and Chief Executive Officer of the Com-pany, for fiscal 2001 in accordance with the guidelines described above. The committee approved an increase in Mr. Luter's base salary from $620,000 to $850,000 effective as of the beginning of fiscal 2001. Prior to this increase, Mr. Luter's base salary had remained basically unchanged since fiscal 1998. In approving the base salary increase, the committee considered the Company's strong financial performance and growth over this period and Mr. Luter's indi-vidual contributions in guiding and managing the Company's growing operations.

  Mr. Luter also received a performance award for fiscal 2001 paid pursuant to the 1998 Stock Incentive Plan approved by the shareholders. The Compensation Committee believes that the strong emphasis on incentive compensation for Mr. Luter resulting from the performance award operates as an appropriate incen-tive for him to direct efforts at increasing shareholder value. Under the per-formance award established for fiscal 2001, Mr. Luter received a cash bonus equal to 1% of the first $40 million of the Company's fiscal 2001 net income before income taxes and incentive payments due to executives, and 2% of such net income in excess of $40 million. Mr. Luter's cash bonus represented ap-proximately 90% of his total cash compensation.

  Consistent with the Compensation Committee's policy of large option grants periodically for Mr. Luter, in fiscal 2001 the committee awarded Mr. Luter a stock option to acquire 300,000 shares of Common Stock. The exercise price of the stock option was set at fair market value on the grant date. Subject to the terms applicable to his grant, the stock option is first exercisable on Mr. Luter's 65th birthday and expires ten years from the grant date. Mr. Luter had not received a stock option award since fiscal 1994. Although the Compen-sation Committee believes that a larger grant could have been given to Mr. Luter due to the length of time since his last grant and the Company's growth during that period, the grant was the maximum size that could obtain favorable tax treatment as performance-based compensation at the time of the grant.

                                          Compensation Committee

                                          Robert L. Burrus, Jr., Chairman
                                          Carol T. Crawford
                                          Ray A. Goldberg

                               PERFORMANCE GRAPH

  The graph below presents a comparison of the Company's five-year cumulative total return on its Common Stock with the Meat Packing Index (SIC Code 2011) and the S&P 500 Index, each prepared by Media General Financial Services, Inc., assuming that investments of $100 were made on April 29, 1996 and that dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG SMITHFIELD FOODS, INC.,
                       S&P 500 INDEX AND SIC CODE INDEX

                                    [GRAPH]

                                       1996   1997   1998   1999   2000   2001
                                      ------ ------ ------ ------ ------ ------
SMITHFIELD FOODS, INC................ 100.00 163.98 208.47 160.17 144.49 247.93
MEAT PACKING INDEX................... 100.00 132.97 141.83 125.06  99.27 117.89
S&P 500 INDEX........................ 100.00 125.13 176.52 215.04 236.82 206.10

                                 PENSION PLANS

  The Company and its subsidiaries sponsor three pension plans covering the Company's salaried employees. The Company, Gwaltney of Smithfield, Ltd., Pat-rick Cudahy Incorporated, The Smithfield Packing Company, Incorporated and Brown's of Carolina, Inc. maintain a qualified non-contributory pension plan covering their salaried employees (the "Company Plan"). A similar plan covers salaried employees of John Morrell & Co. (the

"John Morrell Plan"). The salaried employees participating in the plans men-tioned above whose salaries exceed $170,000 per year are also covered by a nonqualified Supplemental Pension Plan (the "Supplemental Plan").

  The qualified plans provide for retirement benefits which are a function of a participant's average remuneration during his or her highest five consecu-tive calendar years of the last ten years of employment and aggregate years of service. The Supplemental Plan replaces benefits lost under the qualified plans due to the imposition of the Internal Revenue Code compensation and ben-efit limits. These Supplemental Plan benefits are calculated using the Company Plan's benefit formula, reduced by the benefits payable under the Company Plan and/or the John Morrell Plan.

  The following table shows the estimated annual straight-life annuity benefit payable from either qualified plan plus the Supplemental Plan, upon retirement at age 65 in 2001, based on the specific remuneration and years of service classifications set forth below.

                              PENSION PLAN TABLE

                                   Selected Years of Service
     Average       --------------------------------------------------------------
   Remuneration       15           20           25           30           35
   ------------    ---------   ----------   ----------   ----------   ----------
    $  500,000     $ 120,000   $  160,000   $  200,000   $  240,000   $  290,000
       750,000       190,000      250,000      310,000      370,000      430,000
     1,000,000       250,000      330,000      420,000      500,000      580,000
     1,500,000       380,000      500,000      630,000      750,000      880,000
     2,000,000       500,000      670,000      840,000    1,010,000    1,180,000
     3,000,000       760,000    1,010,000    1,270,000    1,520,000    1,770,000
     4,000,000     1,010,000    1,350,000    1,690,000    2,030,000    2,370,000
     5,000,000     1,270,000    1,690,000    2,120,000    2,540,000    2,960,000

  The remuneration covered by the Supplemental Plan consists of the cash com-pensation disclosed in the annual compensation reported in the Summary Compen-sation Table, except that it is determined on a calendar year basis. The aver-age remuneration above is the average of the five highest calendar years' cash compensation during the last ten years of a participant's career.

  As of April 29, 2001, Messrs. Luter, Little, Pope, Poulson and Godwin are credited with 33, 38, 21, 3 and 1 years of service, respectively, under the Company Plan and the Supplemental Plan. The benefits shown in the table are not subject to any reduction for benefits paid from other sources, including Social Security.

                              OTHER TRANSACTIONS

  In May, 1999, the Company purchased Carroll's Foods, Inc. ("CFI") and cer-tain related companies and assets for 4,338,274 shares of Common Stock. As a result of this transaction, the former shareholders of CFI (Carroll M. Baggett, James O. Matthews and Jeffrey S. Matthews) became the beneficial own-ers, in the aggregate, of 6,556,000 shares of the Company's Common Stock, which amount includes shares of Common Stock previously held by CFI or its af-filiates. In August 1999, the Company repurchased 500,000 of such shares based on the prevailing market price at that time. In connection with the acquisi-tion, the Company entered into a registration rights agreement and a share-holders agreement with the former CFI shareholders. Under the registration rights agreement, each of the former CFI shareholders is entitled for a period of seven years to have the

Company register public resales of 500,000 or more shares of Common Stock, subject to customary terms and conditions, on demand. The agreement also pro-vides for customary piggyback registration rights. The Company is not required under the registration rights agreement to file or maintain a "shelf registra-tion" with respect to these shares.

  William H. Prestage, a director of the Company, is the chairman of the board, president and chief executive officer of Prestage Farms, Inc. ("PFI"), a hog and turkey producer located in Clinton, North Carolina. The Company has a market-indexed multi-year purchase agreement with PFI which obligates the Company to purchase hogs produced by PFI in Virginia, North Carolina and South Carolina. Pursuant to the purchase agreement, the Company purchased $157,510,000 of live hogs from PFI in fiscal 2001. The Company believes that the prices paid under the purchase agreement with PFI are equivalent to mar-ket.

  In January, 2000, the Company purchased Murphy Farms, Inc. and certain af-filiated corporations (collectively "MFI") for 11,054,396 shares of Common Stock (subject to post-closing adjustment). As a result of this transaction, the former shareholders of MFI (Wendell H. Murphy, a director, Harry D. Mur-phy, Joyce M. Norman, Wendell H. Murphy, Jr., Wendy Murphy Crumpler, Stratton
K. Murphy, Marc D. Murphy and Angela Brown) became the beneficial owners in the aggregate of 12,021,396 shares of the Company's Common Stock, which amount includes shares of Common Stock previously held by MFI, such shareholders and their affiliates. In connection with the acquisition, the Company entered into a registration rights agreement and a shareholders agreement with the former MFI shareholders. Under the registration rights agreement, each of the former MFI shareholders is entitled for a period of five years to have the Company register public resales of 500,000 or more shares of Common Stock, subject to customary terms and conditions, on demand. The agreement also provides for customary piggyback registration rights. The Company is not required under the registration rights agreement to file or maintain a "shelf registration" with respect to these shares. Under the shareholders agreement, each of the former MFI shareholders agreed for five years not to (i) initiate any solicitation of proxies from Company shareholders or participate in any election contest or in any proposal made under Rule 14(a)-8 of the Exchange Act; (ii) oppose, or par-ticipate in any group opposing any management proposals presented at a share-holders meeting, or vote against any such proposals; or (iii) acquire or sub-stantially affect control of the Company, or seek to do so. Under such agree-ment, such shareholders also agreed not to sell or otherwise transfer shares of Common Stock aggregating 5% or more of the then outstanding Common Stock to any one person or group. Such shareholders further agreed not to sell or transfer within any 12 month period or make any other agreement or arrangement of transfer with respect to 10% or more of the shares of Common Stock issued to any such shareholder in connection with the acquisition of MFI.

  Wendell H. Murphy, a director of the Company, holds a 35% interest in Murfam Enterprises, LLC ("Murfam") and a 1% interest in DM Farms of Rose Hill, LLC ("DM Farms"). Certain other former shareholders of Murphy Farms hold the re-maining membership interests in Murfam and DM Farms. Murfam and DM Farms own certain farms that produce hogs under the contract and sell feed ingredients to Murphy Farms, Inc. From January 2000 through the end of fiscal 2001, the Company made payments totaling $1,126,872 to Murfam for the production of hogs and feed ingredients and received payments totaling $880,569 from Murfam for reimbursement of associated farm and other support costs. From January 2000 through the end of fiscal 2001, the Company made payments of $29,030,975 to DM Farms for the production of hogs and received payments of $18,257,996 from DM Farms for reimbursement of associated farm and support costs. The Company be-lieves that the terms of the foregoing arrangements were no less favorable to the Company than if entered into with unaffiliated parties.

  In May 2001, Mr. Prestage purchased a 51% interest in Stoecker Farms, Inc., a hog producer located in Ames, Iowa. An individual who is an employee of Mur-phy-Brown LLC owns the remaining 49% of Stoecker

Farms. Mr. Prestage has an option to acquire the remaining 49% of Stoecker Farms, which is exercisable until November 2001. Murphy Farms and Stoecker Farms are parties to several contracts (the "Stoecker Farms Agreements"), in-cluding (i) a feeder pig purchase agreement expiring in 2010 (which may be ex-tended to 2012 at Murphy Farms' option) under which Stoecker Farms purchases its requirements of feeder pigs from Murphy Farms, (ii) a service agreement (terminable by Stoecker Farms on 60 days' notice) under which Murphy Farms provides the services of certain personnel to Stoecker Farms, and (iii) a non-exclusive feed purchase agreement. In addition, Murphy Farms holds a note from, and provides certain trade terms under the Stoecker Farms Agreements to, Stoecker Farms. The obligations of Stoecker Farms to Murphy Farms under the note were incurred in connection with the sale of certain assets by Murphy Farms to Stoecker Farms prior to Smithfield's acquisition of Murphy Farms in January 2000. Stoecker Farms' obligations to Murphy Farms are secured by liens on substantially all the assets of Stoecker Farms.

  The Company believes that the terms of the Stoecker Farms Agreements are no less favorable to the Company than market. The Company estimates that during fiscal 2001, Stoecker Farms made payments of approximately $184,200,000 to Murphy Farms under the Stoecker Farms Agreements. Business volumes at approxi-mately this level are expected to continue, based on equivalent hog prices, while the Stoecker Farms Agreements are in effect.

  The aggregate amount outstanding from Stoecker Farms under the note and un-der the feeder pig purchase agreement was approximately $48,700,000 at the end of fiscal 2001. The largest amount outstanding during the fiscal year was ap-proximately $74,800,000. The rate of interest under the note is 8% per annum. Under the feeder pig purchase agreement, Stoecker Farms pays Murphy Farms for feeder pigs only after Stoecker Farms receives payment from its customer for them. No interest is accrued during this period.

  On September 9, 1998, the Company made loans aggregating $9,444,000 to em-ployees of the Company including Messrs. Luter and Pope. The loans were made to facilitate the employees' payment of the purchase price and taxes upon the exercise of stock options granted under the Company's 1984 Stock Option Plan. The options, which would have expired in 1999, covered an aggregate of 1,260,000 shares. The loans bore interest payable quarterly at a rate of 8% per annum. Each employee's loan was secured by a pledge to the Company of shares acquired upon exercise of the options. Mr. Luter repaid his loan in full in the amount of $7,546,154 on July 7, 2000, by delivery of 262,475 shares of Company Common Stock at a price of $28.75 per share. On that date, the market closed with a price of $28.9375 per share of Company Common Stock. Mr. Pope repaid his loan principal and accrued interest in full in the amount of $306,000 on August 31, 2000.

  In March 14, 2001, the Company purchased 500,000 shares of Company Common Stock from Mr. Luter at a purchase price of $31.50 per share. On that date, the market closed with a price of $31.75 per share of the Company common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Robert L. Burrus, Jr., a director of the Company and a member of the Compen-sation Committee, is a partner in the law firm of McGuireWoods LLP, which has provided legal services to the Company on a regular basis since 1985.

                                  PROPOSAL 2

                    AMENDMENT TO ARTICLES OF INCORPORATION

  The Board has unanimously approved, and recommends to the shareholders that they adopt, an amendment to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 shares to 200,000,000 shares.

  Of the 100,000,000 currently authorized shares of Common Stock, as of July 12, 2001, 51,746,035 shares were outstanding, 4,766,500 shares were reserved for issuance under the Company's stock incentive plans, 338,203 shares were reserved for issuance upon exchange of the Exchangeable Shares and approxi-mately 1,402,622 shares were reserved for issuance in a proposed exchange for the remaining publicly-held shares of Schneider Corporation. A balance of 1,746,640 authorized but unissued shares of Common Stock remained available and unreserved for future use. No holder of Common Stock has any preemptive rights to acquire additional shares of the Common Stock.

Purpose and Effect of Amendment

  The Board has approved and is recommending the increase primarily to fund a two-for-one stock split (in the form of a 100 percent stock dividend) of the Common Stock which the Board is considering, as previously announced. In the event that the Board should determine that such a stock split is not in the best interests of the Company under the circumstances existing after the An-nual Meeting, the Board believes that the increase in the number of shares of authorized Common Stock would nonetheless benefit the Company and its share-holders by giving the Company added flexibility in its corporate planning and in responding to developments in the Company's business, including possible financing and acquisition transactions, future stock splits or dividends and other general corporate purposes and would allow Common Stock to be issued without the expense and delay of a special shareholders' meeting.

  Unless otherwise required by applicable law or regulation, the additional shares of Common Stock will be issuable without further authorization by vote or consent of the shareholders and on such terms and for such consideration as may be determined by the Board. However, the New York Stock Exchange, on which the Common Stock is listed, currently requires shareholder approval as a pre-requisite to listing shares in several instances, including acquisition trans-actions, where the present or potential issuance of shares could result in an increase of 20 percent or more in the number of shares of Common Stock out-standing.

  The Board could use the additional shares of Common Stock to discourage an attempt to change control of the Company. However, the Board has no present intention of issuing any shares of Common Stock for such purposes and Proposal 2 is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company.

Vote Required

  Approval of the Amendment to the Company's Articles of Incorporation re-quires the affirmative vote of the holders of a majority of the total votes entitled to be cast at the Annual Meeting.

  The Board of Directors believes that approval of the Amendment is in the best interests of all shareholders and, accordingly, recommends a vote "FOR" approval of the Amendment.

                                  PROPOSAL 3

              PROPOSAL TO APPROVE THE PERFORMANCE AWARD COMPONENT
                 OF THE 1998 STOCK INCENTIVE PLAN, AS AMENDED

  In 1998, the Board of Directors of the Company adopted and the shareholders of the Company approved the Smithfield Foods, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). The Board has amended the 1998 Plan, subject to shareholder approval of this Proposal 3, to expand the performance criteria that may be used to measure achievement under performance awards granted pursuant to the 1998 Plan. Under the 1998 Plan, as amended, the Company would now be able to establish performance goals based on "operating costs and efficiencies" of the Company or any of its subsidiaries, as well as on any of the other performance criteria already authorized in the 1998 Plan.

  The Company is submitting for shareholder approval the entire portion of the 1998 Plan described under "Performance Awards" below, including the designated performance criteria (as amended by the Board) and the limitations on the amount payable under a performance award to any participant for a taxable year. Such approval will serve to continue for a period of five additional years the qualification of performance awards granted under the 1998 Plan for the performance-based compensation exception to the limitations on deductibil-ity under Section 162(m) of the Internal Revenue Code (the "Code").

  The 1998 Plan is intended to provide a means for selected key employees of the Company to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their de-sire to remain with the Company (references to the "Company" in this section will include any parent and subsidiary corporations.)

  The principal features of the 1998 Plan as amended are summarized below.

General

  The 1998 Plan authorizes the reservation of 3,000,000 shares of Common Stock for issuance pursuant to Incentive Awards. Such Incentive Awards may be in the form of performance awards, incentive stock options or nonstatutory stock op-tions, as described below. 1998 Plan participants will pay no consideration for awards under the 1998 Plan, although they will pay to exercise options, as further described below.

  If an award under the 1998 Plan or the Company's prior stock option plans is cancelled, terminates or lapses unexercised, any unissued shares allocable to such award may be subjected again to an Incentive Award under the 1998 Plan. The number of shares that may be issued under the 1998 Plan will be adjusted in the event of a future stock dividend, stock split or other similar event affecting the Company Stock.

  No more than 1,000,000 shares may be allocated to the Incentive Awards that are granted to any participant during a single tax year.

Eligibility

  All present and future employees of the Company who may contribute signifi-cantly to the Company are eligible to receive awards under the 1998 Plan. The Company estimates that it has approximately 90 such employees (55 of whom are officers) who may be eligible for awards.

Administration

  The 1998 Plan is administered by a committee or subcommittee composed of non-employee directors of the Company (the "Committee"). The 1998 Plan is in-tended to conform to the provisions of SEC Rule 16b-3 and to meet the require-ments for performance-based compensation under Section 162(m) of the Code. The Committee has the power and complete discretion to determine when to grant awards, which eligible employees will receive awards, whether the award will be an incentive or nonstatutory stock option and the number of shares to be allocated to each award. The Committee may impose conditions on the exercise of options, and may impose such other restrictions and requirements as it may deem appropriate.

Performance Awards

  Performance awards are subject to the achievement of pre-established perfor-mance goals and will be administered to comply with the requirements of Sec-tion 162(m) of the Code. Performance goals will use objective and quantifiable performance criteria that are measures of performance for the Company or a subsidiary. These performance criteria may consist of any of the following: asset growth; pre-tax earnings; pre-tax profits; debt to equity ratio; earn-ings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before in-come taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; or market value of the Company's Common Stock. The Committee sets target and maximum amounts payable under the performance award. The participant receives the appropriate payments at the end of the performance period if the performance goals (and other terms and conditions of the award) are met. The amount payable under a performance award to any participant for a taxable year may not exceed the greater of $2,000,000 or 3% of the Company's net income before income taxes, incentive payments and accounting for minority interests for the year for which the performance award is made. The actual payments under a performance award will be in cash.

Stock Options

  Options to purchase shares of Common Stock granted under the 1998 Plan may be Incentive Stock Options or nonstatutory stock options. Incentive stock op-tions qualify for income tax treatment under Section 422 of the Code, while nonstatutory stock options do not. The purchase price of Common Stock covered by an option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. Fair market value means the av-erage of the high and low sales price as quoted on the New York Stock Ex-change.

  The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1998 Plan or any other similar plan maintained by the Company is limited to $100,000 for each participant.

  Options may not be exercised until five years after the date of grant except as otherwise specified by the Committee. Incentive stock options may not be exercised after the first to occur of (i) 10 years (or, in the case of an in-centive stock option granted to a 10% shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the optionee's termination of em-ployment on account of death or disability. Unless otherwise provided in an Incentive Award, an option not otherwise exercisable will become exercisable upon a Change of Control. A "Change of Control" is defined to include gener-ally (i) the acquisition, other than from the Company, by an person or group of 20% of the outstanding shares of Common Stock or 20% of the combined voting power of the Company's then outstanding voting securities, (ii) the current directors (and any directors whose election or nomination for election is ap-proved by a majority of the incumbent directors) cease to constitute at least a majority of the Board of Directors, (iii) approval by the Company's share-holders of a reorganization, merger or consolidation if the owners of the Com-mon Stock and voting securities of the Company immediately prior to such transaction do not own more than 50% of the outstanding shares of Common Stock and the combined voting power of the outstanding voting securities of the cor-poration resulting from such transaction or (iv) approval by the Company's shareholders of a complete liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company. The Committee may also accelerate the expiration date of outstanding options in the event of a Change of Control.

  An optionee exercising an option may pay the purchase price in cash. If the option provides, payment may also be made by delivering or having withheld shares of Common Stock, or by delivering an exercise notice together with ir-revocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds from the option shares. The Plan does not provide for "reload" options and does not allow repricing of options at a lower exercise price. The Committee may provide for a Participant to defer receipt of stock after an option exercise.

  The Company's Common Stock is traded on the New York Stock Exchange and on July 12, 2001, the last reported sales price was $42.10.

Transferability of Awards

  Nonstatutory Stock Options are transferable to the extent provided in an In-centive Award or by Committee action. All other Incentive Awards are not transferable except by will or the laws of descent and distribution.

Amendment of the 1998 Plan and Awards

  The Board of Directors may amend the 1998 Plan in such respects as it deems advisable. Shareholder approval must be obtained for any amendment that in-creases the number of shares reserved, materially modifies eligibility to par-ticipate or materially increases benefits to participants. Awards granted un-der the 1998 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

Termination of the Plan

  Unless sooner terminated by the Board of Directors, the 1998 Plan will ter-minate on June 30, 2008. No awards may be made under the 1998 Plan after its termination.

Federal Income Tax Consequences

  Generally, a participant will not incur federal income tax when he is granted performance awards, nonstatutory stock options or Incentive stock op-tions.

  A participant who receives payment under a performance award will include in income an amount equal to the cash that is paid to the participant under the performance award.

  Upon exercise of a nonstatutory stock option, a participant generally will recognize compensation income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. Generally, such amounts will be included in the participant's gross income in the taxable year in which exercise occurs. The compensation income recognized by the participant is subject to income tax withholding by the Company.

  Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the al-ternative minimum tax. If the participant holds the Common Stock acquired upon the exercise of an incentive stock option until the latter of two years after the option was awarded to the participant or one year after the Common Stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the Common Stock will be capital gain or loss.

  A participant may pay the purchase price on the exercise of a nonstatutory stock option or an incentive stock option by delivery of cash. If the option agreement or the Committee otherwise provides, a participant may also pay with shares of Common Stock, or a combination of cash and Common Stock. Usually when a participant delivers shares of Common Stock in satisfaction of all, or any part, of the purchase price, no taxable gain is recognized on any appreci-ation in the value of the previously held Common Stock.

  Assuming that a participant's compensation is otherwise reasonable, the Com-pany usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary, compensation income in connection therewith, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of Common Stock re-ceived upon exercise of such option before the end of the holding period re-quirements. The Company generally is entitled to the business expense deduc-tion associated with any grants made under the 1998 Plan without regard to the deduction limitations of Section 162(m) of the Code.

  This summary of federal income tax consequences of performance awards, non-statutory stock options and incentive stock options does not purport to be complete. There may also be state and local income taxes applicable to these transactions.

Vote Required

  Approval of the Performance Award component of the Smithfield Foods, Inc. 1998 Stock Incentive Plan, as amended, requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meet-ing.

  The Board of Directors believes that approval of the Performance Award com-ponent of the Smithfield Foods, Inc. 1998 Stock Incentive Plan, as amended, is in the best interest of all shareholders and, accordingly, recommends a vote "FOR" approval of the Performance Award component of the Smithfield Foods, Inc. 1998 Stock Incentive Plan, as amended.

                                  PROPOSAL 4

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon the recommendation of its Audit Committee, has selected Arthur Andersen LLP as independent public accountants to examine and report upon the financial statements of the Company and its consolidated sub-sidiaries for the year ending April 28, 2002, and is submitting this matter to the shareholders for their ratification. Arthur Andersen LLP has served as the Company's independent public accountants since 1981. One or more representa-tives of Arthur Andersen LLP will be present at the Annual Meeting of Share-holders to make a statement if they desire to do so and to be available to re-spond to appropriate questions that may be asked by shareholders.

  In the event the proposal to ratify the selection of Arthur Anderson LLP is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next year. However, be-cause of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2002 to stand unless the Board of Directors finds other reasons for making a change.

  Audit Fees. The Company incurred aggregate fees of $1,238,000 from Arthur Andersen LLP during the 2001 fiscal year for the 2001 annual audit (including required statutory audits) and for review of the Company's financial state-ments included in its Form 10-Qs for the 2001 fiscal year.

  Financial Information Systems Design and Implementation Fees. The Company did not incur any fees from Arthur Andersen LLP for information technology services for the 2001 fiscal year.

  All Other Fees. The Company incurred fees of $1,381,000 from Arthur Andersen LLP for all other services, including tax preparation, tax consultation, con-sultation on accounting treatment of the Company's subsidiaries, the audit of the Company's retirement savings plans and business consulting services for the 2001 fiscal year.

  The Board of Directors of the Company recommends that you vote FOR the rati-fication of the selection of Arthur Andersen LLP as independent public accoun-tants to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year ending April 28, 2002.

                                 OTHER MATTERS

  The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters described in the Notice of Meeting. If any matters not set forth in the Notice of Meeting accompanying this proxy statement are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

                            ADDITIONAL INFORMATION

Shareholder Proposals for Inclusion in the Proxy Statement

  Proposals of shareholders intended to be presented at the Company's 2002 An-nual Meeting of Shareholders must be received by the Secretary of the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by April 1, 2002. Any such proposal must meet the applicable re-quirements of the Exchange Act and the rules and regulations thereunder.

Other Shareholder Proposals

  The Company's Bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company's proxy statement for such meeting). The Chairman of the meet-ing may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these proce-dures. The following summary of these procedures is qualified by reference to the Company's Bylaws, a copy of which may be obtained, without charge, upon written request to Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

  A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Com-pany by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a shareholder's notice for nomina-tions to be made at the 2001 Annual Meeting must be received: (i) on or after May 1, 2002 and before June 1, 2002 if the annual meeting is to be held during the months of August and September, 2002; or (ii) not less than 50 days before the annual meeting in all other cases. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

  A shareholder who desires to bring any other business before an annual meet-ing (other than business which the shareholder has sought to have included in the Company's proxy statement for such meeting) must give timely written no-tice thereof to the Secretary of the Company at the address shown above and be a shareholder of record both at the time such notice is given and on the rec-ord date of the meeting. To be timely, a shareholder's notice of such business to be brought before the 2002 Annual Meeting must be received: (i) on or after May 1, 2002 and before June 1, 2002 if the annual meeting is to be held during the months of August and September, 2002; or (ii) not less than 50 days before the annual meeting in all other cases. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the meeting.

  With respect to shareholder proposals not included in the Company's proxy statement for the 2002 Annual Meeting, the persons named in the Board's proxy for the 2002 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act.

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 29, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY, 200 COMMERCE STREET, SMITHFIELD, VIRGINIA 23430, ATTENTION: MICHAEL H. COLE, SECRETARY.

                                          By Order of The Board of Directors,

                                          /s/ Michael H. Cole


                                          Michael H. Cole
                                          Secretary

July 30, 2001

                                                                      EXHIBIT A

                            SMITHFIELD FOODS, INC.

                            Audit Committee Charter

  The Audit Committee's primary functions are to monitor and to review on be-half of the Board of Directors the Corporation's financial reports and finan-cial reporting structure; internal control structure regarding finance, ac-counting and financial reporting; external audit and other work by the Corpo-ration's independent auditors; and compliance with law. The Audit Committee reports to the full Board of Directors on all matters within the Committee's responsibilities.

  The Committee shall be composed of no fewer than three directors, each of whom shall be financially literate (or, if any new member of the Committee at the time of his or her appointment is not then financially literate, such mem-ber shall become so within a reasonable period of time thereafter), and at least one of whom shall have accounting or related financial management ex-pertise, in each case as required from time to time by the audit committee standards of the New York Stock Exchange (the "Exchange") . The Board of Di-rectors shall interpret these requirements and determine such qualifications of Committee members in its business judgment. Furthermore, the Committee shall be composed entirely of directors who are independent within the meaning of the audit committee independence standards of the Exchange, as determined by the Board of Directors. The Committee shall at least annually review and reassess the adequacy of its charter. The Committee shall cause to be provided to the Exchange such appropriate written confirmation concerning these matters as the Exchange may from time to time require.

  The independent auditors shall be ultimately accountable to the Board of Di-rectors and to the Committee on all matters pertaining to their engagement, and the independent auditors shall report to the Committee as the Board of Di-rectors' representative. The Committee shall encourage open communication among the Committee, independent auditors, internal auditors and employee man-agement regarding matters within the Committee's responsibilities. The Commit-tee shall establish a calendar incorporating regular reporting items which it requires from independent auditors and employee management during the fiscal year.

  In carrying out its responsibilities:

    1. The Board of Directors and the Committee as the Board of Directors' representative have the ultimate authority and responsibility to select, evaluate and where appropriate replace the independent auditors and/or to nominate the independent auditors to be proposed for shareholder ratifica-tion in the proxy statement. The Committee shall require the independent auditors to submit periodically a formal written statement delineating all relationships between the independent auditors and the Corporation, includ-ing audit and non-audit assignments and the fees and any other compensation paid to the independent auditors therefor. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors, and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of their independence.

    2. With respect to each fiscal year, the Committee will meet with the in-dependent auditors and the Corporation's senior employee management to re-view the scope and methodology of the proposed audits for such fiscal year. The independent auditors shall provide regular reports to the Committee during the fiscal year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached. Throughout the fiscal year, the internal auditors shall report to senior employee management, which will convey such reports to the Committee; furthermore, senior employee management will authorize the internal auditors to make in-dependent contact with the Committee at any time an internal auditor be-lieves may be appropriate.

    3. Employee management and the independent auditors shall review with the Committee the Corporation's annual financial statements, and will review quarterly prior to filing with the Securities and Exchange Commission drafts of the Corporation's Quarterly Reports on Form 10-Q. Quarterly, the independent auditors shall provide to the Committee a review letter as con-templated by Statement on Auditing Standards No. 71. Periodically during the fiscal year, the independent auditors shall review with the Committee their assessment as to the adequacy of the Corporation's structure of in-ternal controls over financial accounting and reporting, and their qualita-tive judgments as to accounting principles employed and related disclosures by the Corporation and the conclusions expressed in the Corporation's fi-nancial reports. The independent auditors shall review with the Committee significant judgments made by employee management in the preparation of the financial statements.

    4. The independent auditors and the Corporation's employee management, including its legal affairs management, shall identify to the Committee significant business, financial or legal issues which may significantly im-pact the Corporation's financial statements and internal control systems. At least annually, employee management shall report to the Committee as to all significant litigation, threatened litigation or potential litigation in which the Corporation and its subsidiaries are or may be engaged, as well as the anticipated or potential impact of such litigation, threatened litigation or potential litigation on the Corporation.

    5. The independent auditors shall promptly identify to the Committee any areas of disagreement with employee management in the preparation of finan-cial statements.

    6. If the occasion arises, employee management will report as soon as possible to the Committee any material violation of laws and governmental regulation. At least annually, employee management shall review with the Committee the Corporation's monitoring efforts and procedures to ensure compliance with laws and governmental regulations.

    7. Both the senior employee management and the independent auditors shall report as soon as possible to the Committee any material weaknesses in in-ternal control systems.

    8. At every meeting of the Committee where the independent auditors are present, the independent auditors shall for at least a portion of such meeting meet with the Committee without members of employee management or the internal auditors present.

    9. Employee management shall report all related party transactions to the Committee, and the Committee shall be responsible for the review and over-sight contemplated by the Exchange with respect to any such reported trans-actions.

    10. The Committee shall have available to it such support personnel, in-cluding management staff, independent auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.

                             SMITHFIELD FOODS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Joseph W. Luter, III and Michael H. Cole and each of them, proxies with full power of substitution, to vote the shares of Common Stock in Smithfield Foods, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on August 29, 2001 or any adjournments thereof.

1.   Election of Directors. [_] FOR all nominees listed (except  [_] WITHHOLD AUTHORITY to as indicated to the contrary below)  vote for all nominees listed below

        Ray A. Goldberg               John Schwieters                     Melvin O. Wright

     (Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

2.   Proposal to approve an amendment to the Company's Articles of Incorporation providing for an increase in the authorized shares of Common Stock from 100,000,000 to 200,000,000

      [_] FOR              [_] AGAINST       [_] ABSTAIN

                  (Continued and to be signed on reverse side)

                          (Continued from other side)


3.   Proposal to approve the Performance Award component of the Company's 1998
     Stock Incentive Plan, as amended

      [_] FOR              [_] AGAINST       [_] ABSTAIN

4. Proposal to Ratify the Selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 28, 2002

      [_] FOR              [_] AGAINST       [_] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the election of each of the nominees named in proposal 1 and "FOR" proposals 2, 3 and 4.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

                                    Dated:_______________________________, 2001

                                    Please sign exactly as name appears at
                                    left. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE.